Exhibit 99.1

Steve Madden Announces Third Quarter 2023 Results

LONG ISLAND CITY, N.Y., November 8, 2023 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel, today announced financial results for the third quarter ended September 30, 2023.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Third Quarter 2023 Results

●	Revenue decreased 0.7% to $552.7 million compared to $556.6 million in the same period of 2022.

●	Gross profit as a percentage of revenue was 42.1% compared to 41.2% in the same period of 2022.

●	Operating expenses as a percentage of revenue were 27.1%, which is the same percentage as in the same period of 2022. Adjusted operating expenses as a percentage of revenue were 27.0%, also the same percentage as in the same period of 2022.

●	Income from operations totaled $82.7 million, or 15.0% of revenue, compared to $78.8 million, or 14.1% of revenue, in the same period of 2022. Adjusted income from operations totaled $83.4 million, or 15.1% of revenue, compared to $79.0 million, or 14.2% of revenue, in the same period of 2022.

●	Net income attributable to Steven Madden, Ltd. was $64.4 million, or $0.87 per diluted share, compared to $61.3 million, or $0.79 per diluted share, in the same period of 2022. Adjusted net income attributable to Steven Madden, Ltd. was $65.1 million, or $0.88 per diluted share, compared to $61.5 million, or $0.79 per diluted share, in the same period of 2022.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We were pleased to return to year-over-year earnings growth in the third quarter, demonstrating the strength and durability of our business model in challenging operating environments. Our team prudently managed inventory and expenses – which enabled us to drive operating margin improvement in both wholesale and direct-to-consumer channels – while continuing to invest in our long-term growth initiatives. While softer trends across the industry since September have left us incrementally more cautious on the near-term outlook, we remain confident that our core strengths – our people, brands and business model – will enable us to deliver sustainable revenue and earnings growth over the long term.”

Third Quarter 2023 Channel Results

Revenue for the wholesale business was $433.5 million, a 0.3% decrease compared to the third quarter of 2022. Wholesale footwear revenue decreased 7.5%, while wholesale accessories/apparel revenue increased 22.7%. Gross profit as a percentage of wholesale revenue increased to 35.9% compared to 35.3% in the third quarter of 2022 driven by margin improvement in the wholesale accessories/apparel segment.

Direct-to-consumer revenue was $116.4 million, a 1.8% decrease compared to the third quarter of 2022 driven by a decline in the e-commerce business. Gross profit as a percentage of direct-to-consumer revenue improved to 63.7% compared to 61.2% in the third quarter of 2022 driven by lower freight expenses and reduced promotional activity.

The Company ended the quarter with 251 brick-and-mortar retail stores and five e-commerce websites, as well as 22 company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of September 30, 2023, cash, cash equivalents and short-term investments totaled $206.4 million. Inventory totaled $205.7 million, a 15.8% decrease compared to the third quarter of 2022.

During the third quarter of 2023, the Company spent $40.0 million on repurchases of its common stock, which includes shares acquired through the net settlement of employees’ stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on December 29, 2023 to stockholders of record as of the close of business on December 15, 2023.

Updated 2023 Outlook

The Company is updating its fiscal 2023 guidance. For fiscal 2023, the Company now expects revenue will decrease approximately 7% compared to 2022. The Company now expects diluted EPS will be approximately $2.35. The Company now expects Adjusted diluted EPS will be approximately $2.40.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, November 8, 2023, at 8:30 a.m. Eastern Time, which will include a discussion of the Company's third quarter 2023 earnings results and 2023 outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company's website or via the following webcast link https://edge.media-server.com/mmc/p/oqycft6w beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo® and GREATS®, Steve Madden licenses footwear and handbag categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. Steve Madden also licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories. For local store information and the latest boots, booties, fashion sneakers, dress shoes, sandals, and more, please visit www.stevemadden.com, www.dolcevita.com and our other branded websites.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	geopolitical tensions in the regions in which we operate and any related challenging macroeconomic conditions globally that may materially adversely affect our customers, vendors, and partners, and the duration and extent to which these factors may impact our future business and operations, results of operations and financial condition;

●	the Company’s ability to navigate shifting macro-economic environments, including but not limited to inflation and the potential for recessionary conditions;

●	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;

●	the Company’s ability to compete effectively in a highly competitive market;

●	the Company’s ability to adapt its business model to rapid changes in the retail industry;

●	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;

●	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as their ability to meet the Company’s quality standards;

●	the Company’s dependence on the retention and hiring of key personnel;

●	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;

●	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;

●	the Company’s ability to adequately protect its trademarks and other intellectual property rights;

●	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;

●	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;

●	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;

●	additional tax liabilities resulting from audits by various taxing authorities;

●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;

●	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and

●	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Net sales	$549,846	$553,120	$1,454,420	$1,643,144
Commission and licensing fee income	2,886	3,523	7,448	8,222
Total revenue	552,732	556,643	1,461,868	1,651,366
Cost of sales	320,107	327,167	844,281	976,227
Gross profit	232,625	229,476	617,587	675,139
Operating expenses	149,887	150,724	444,298	433,252
Income from operations	82,738	78,752	173,289	241,887
Interest and other income – net	1,922	1,340	5,898	106
Income before provision for income taxes	84,660	80,092	179,187	241,993
Provision for income taxes	19,552	18,335	42,219	56,728
Net income	65,108	61,757	136,968	185,265
Less: net income attributable to noncontrolling interest	695	460	1,295	995
Net income attributable to Steven Madden, Ltd.	$64,413	$61,297	$135,673	$184,270

Basic net income per share	$0.88	$0.81	$1.84	$2.41

Diluted net income per share	$0.87	$0.79	$1.81	$2.35

Basic weighted average common shares outstanding	72,943	75,598	73,679	76,463

Diluted weighted average common shares outstanding	74,071	77,396	74,917	78,579

Cash dividends declared per common share	$0.21	$0.21	$0.63	$0.63

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

		As of
	September 30, 2023	December 31, 2022	September 30, 2022
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$191,804	$274,713	$139,194
Short-term investments	14,641	15,085	9,051
Accounts receivable, net of allowances	58,538	37,937	48,601
Factor accounts receivable	342,871	248,228	341,141
Inventories	205,693	228,752	244,315
Prepaid expenses and other current assets	24,334	22,989	25,531
Income tax receivable and prepaid income taxes	15,702	15,853	9,416
Total current assets	853,583	843,557	817,249
Note receivable – related party	100	401	499
Property and equipment, net	44,920	40,664	36,861
Operating lease right-of-use asset	113,058	90,264	90,407
Deposits and other	10,567	12,070	3,655
Deferred taxes	1,570	1,755	6,945
Goodwill – net	168,612	168,085	167,652
Intangibles – net	99,817	101,192	102,967
Total Assets	$1,292,227	$1,257,988	$1,226,235
LIABILITIES
Current liabilities:
Accounts payable	$140,623	$130,542	$99,173
Accrued expenses	129,754	138,523	119,650
Operating leases – current portion	36,521	29,499	30,234
Income taxes payable	13,519	9,403	19,161
Contingent payment liability	1,153	1,153	440
Accrued incentive compensation	10,190	11,788	11,423
Total current liabilities	331,760	320,908	280,081
Operating leases – long-term portion	91,916	79,128	79,906
Deferred tax liabilities	3,923	3,923	3,378
Other liabilities	10,914	10,166	10,930
Total Liabilities	438,513	414,125	374,295

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	837,038	831,553	842,303
Noncontrolling interest	16,676	12,310	9,637
Total stockholders’ equity	853,714	843,863	851,940
Total Liabilities and Stockholders’ Equity	$1,292,227	$1,257,988	$1,226,235

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
Cash flows from operating activities:
Net income	$136,968	$185,265
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	18,169	18,298
Depreciation and amortization	11,138	15,425
Loss on disposal of fixed assets	204	312
Impairment of lease right-of-use asset	95	—
Deferred taxes	—	(2,364)
Accrued interest on note receivable - related party	(6)	(12)
Notes receivable - related party	307	307
Change in valuation of contingent payment liabilities	—	(6,520)
Other operating activities	417	—
Changes, net of acquisitions, in:
Accounts receivable	(20,601)	(25,623)
Factor accounts receivable	(93,274)	23,841
Inventories	23,541	6,842
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	(264)	120
Accounts payable and accrued expenses	4,991	(140,144)
Accrued incentive compensation	(1,598)	(3,448)
Leases and other liabilities	(2,331)	(5,213)
Payment of contingent consideration	—	(339)

Net cash provided by operating activities	77,756	66,747

Cash flows from investing activities:
Capital expenditures	(13,899)	(10,115)
Purchase of a trademark	—	(2,000)
Purchases of short-term investments	(15,979)	(38,951)
Maturity/sale of short-term investments	16,335	73,726

Net cash (used in)/provided by investing activities	(13,543)	22,660

Cash flows from financing activities:
Common stock repurchased and net settlements of stock awards	(104,215)	(112,105)
Proceeds from exercise of stock options	1,171	415
Investment of noncontrolling interest	4,582	—
Cash dividends paid on common stock	(47,594)	(49,774)
Payment of contingent consideration	—	(4,770)
Distribution of noncontrolling interest	(1,102)	—
Net cash used in financing activities	(147,158)	(166,234)
Effect of exchange rate changes on cash and cash equivalents	36	(3,478)
Net decrease in cash and cash equivalents	(82,909)	(80,305)
Cash and cash equivalents – beginning of period	274,713	219,499

Cash and cash equivalents – end of period	$191,804	$139,194

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

GAAP operating expenses	$149,887	$150,724	$444,298	$433,252
Non-GAAP Adjustments	(622)	(203)	(2,298)	1,551
Adjusted operating expenses	$149,265	$150,521	$442,000	$434,803

Table 2 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

GAAP income from operations	$82,738	$78,752	$173,289	$241,887
Non-GAAP Adjustments	622	203	2,298	(1,551)
Adjusted income from operations	$83,360	$78,955	$175,587	$240,336

Table 3 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

GAAP provision for income taxes	$19,552	$18,335	$42,219	$56,728
Non-GAAP Adjustments	(85)	47	309	(1,887)
Adjusted provision for income taxes	$19,467	$18,382	$42,528	$54,841

Table 4 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

GAAP net income attributable to Steven Madden, Ltd.	$64,413	$61,297	$135,673	$184,270
Non-GAAP Adjustments	707	155	1,989	335
Adjusted net income attributable to Steven Madden, Ltd.	$65,120	$61,452	$137,662	$184,605

GAAP diluted net income per share	$0.87	$0.79	$1.81	$2.35

Adjusted diluted net income per share	$0.88	$0.79	$1.84	$2.35

Table 5 - Reconciliation of GAAP diluted net income per share to Adjusted diluted net income per share in 2023 outlook

2023 Outlook

GAAP diluted net income per share	$2.35
Non-GAAP Adjustments	0.05
Adjusted diluted net income per share	$2.40

Non-GAAP Adjustments include the items below.

For the third quarter of 2023:

●	$2.7 million pre-tax ($2.3 million after-tax) expense in connection with the write-off of an investment in a subsidiary in Asia, included in operating expenses.

●	$2.2 million pre-tax ($1.6 million after-tax) benefit in connection with the dissolution of an entity in Asia, included in operating expenses.

For the third quarter of 2022:

●	$1.8 million pre-tax ($1.4 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.

●	$1.6 million pre-tax ($1.2 million after-tax) benefit in connection with the change in valuation of contingent consideration, included in operating expenses.

For the 2023 outlook:

●	$2.7 million pre-tax ($2.3 million after-tax) expense in connection with the write-off of an investment in a subsidiary in Asia, included in operating expenses.

●	$2.2 million pre-tax ($1.6 million after-tax) benefit in connection with the dissolution of an entity in Asia, included in operating expenses.

●	$2.2 million pre-tax ($1.6 million after-tax) expense in connection with an acquisition and the formation of joint ventures, included in operating expenses.

●	$1.7 million pre-tax ($1.3 million after-tax) expense in connection with certain severances, termination benefits and a corporate office relocation, included in operating expenses.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com